EXHIBIT 10(i)

                                 January 1, 1996

Mr. Frank A. Godchaux III
600 Fifth Street
Abbeville, Louisiana  70510

        RE:    CONSULTING AGREEMENT

Dear Frank:

        Riviana Foods Inc. (the "Company") and you desire to enter into this Letter Agreement pursuant to which you will perform consulting services for the Company for the period commencing on January 1, 1996 for a term of one (1) year.

        Accordingly, the Company and you hereby agree as follows:

        1. You will perform consulting services as requested by Riviana Management ("Consulting Services").

        2. For such Consulting Services during the term hereof, the Company shall pay you at the rate of $90,000 per year (or portion thereof prorated) on a semimonthly basis, provided, however, that the Company may, from time to time, in its discretion, pay you up to 75% of such fee not more than one year in advance of the time it is otherwise due and payable. The Company shall also reimburse you for approved travel, telephone and related expenses incurred by you in the performance of such Consulting Services and in accordance with the Company's then applicable standards, policies and procedures. You shall be responsible for all expenses related to the Consulting Services except those which the Company has agreed to reimburse.

        3. It is anticipated that you will consult on an "as needed" basis depending upon your availability and the demands of the Consulting Services. You shall, however, have no specific obligation regarding office hours nor shall the Company exercise any direct supervision over you in the performance of the Consulting Services.

        4. During the term hereof, you agree not to provide similar services to any other rice company or otherwise engage in competitive activity without the prior written consent of the Company.

        5. The Company may provide you with secretarial services needed for your performance of the Consulting Services, but you are not obligated to use such services.

        6. The Agreement shall be automatically renewed annually unless terminated by either party.

        7. You will treat all Company matters in a highly confidential manner.

        8. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without giving effect to Texas conflict of laws principles.

        Please indicate your agreement by signing and returning a copy to me.

                                            Yours very truly,

                                            RIVIANA FOODS INC.

                                            By:    /S/ JOSEPH A. HAFNER, JR.
                                                   Joseph A. Hafner, Jr.
                                                   President


The foregoing agreement is hereby accepted and agreed.

/S/ FRANK A. GODCHAUX III
Frank A. Godchaux III, Consultant